Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of AMREP Corporation (the "Company") on Form 10-K for the period ended April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Peter M. Pizza
--------------------
Peter M. Pizza*
Date: July 23, 2004

/s/ James Wall
--------------------
James Wall*
Date: July 23, 2004

/s/ Michael P. Duloc
--------------------
Michael P. Duloc*
Date: July 23, 2004









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*The Company is a holding company which does  substantially  all of its business
through  two  wholly-owned   subsidiaries   (and  their   subsidiaries).   Those
wholly-owned subsidiaries are AMREP Southwest Inc. ("ASW") and Kable News Company, Inc. ("Kable"). Mr. Wall is the principal executive officer of ASW, and Mr. Duloc is the principal executive officer of Kable. The Company has no chief executive officer and its only executive officers are James Wall, Senior Vice President, Peter M. Pizza, Vice President and Chief Financial Officer, and Michael P. Duloc, who may be deemed an executive officer by reason of his position with Kable.